                                                                RE:  Heartland Financial USA, Inc.
                                          1398 Central Avenue
                                          Dubuque, IA 52001
                                          Ph: (563) 589-2100
FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Shelly Faaborg
Chief Operating Officer	General Inquiries	Analyst Inquiries
Chief Financial Officer	(312) 640-6757	(310) 407-6555
(563) 589-1994	jwilhoit@ financialrelationsboard.com	sfaaborg@ financialrelationsboard.com
jschmidt@ dubuquebank.com

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 31, 2004

HEARTLAND FINANCIAL USA, INC. ANNOUNCES REDEMPTION
OF TRUST PREFERRED SECURITIES

DUBUQUE, IA, August 31, 2004 - Heartland Financial USA, Inc. (Nasdaq: HTLF) (the "Company") announced today that Heartland Financial Capital Trust I (the "Trust"), a trust subsidiary of the Company, will redeem on September 30, 2004 (the "Redemption Date") all of its 9.60% Trust Preferred Securities (the "Trust Preferred Securities") (AMEX: HFT.Pr) and its 9.60% Common Securities (the "Trust Common Securities") at a redemption price equal to the $25.00 liquidation amount of each security plus all accrued and unpaid interest per security to the Redemption Date. The Trust Preferred Securities were originally issued in 1999 and are listed on the American Stock Exchange. All interest accruing on the Trust Preferred Securities and the Trust Common Securities will cease to accrue effective on the Redemption Date.  Wachovia Trust Company, property trustee of the Trust Preferred Securities, will notify the holders of the redemption.

HFT.Pr holders do not need to take any action to receive payment for the redemption of the Trust Preferred Securities. On September 30, 2004, funds will be deposited with the Depository Trust Corporation ("DTC") to pay the redemption price for all the Trust Preferred Securities. The DTC will then distribute funds to its participants.

The Trust is taking such action in connection with the concurrent redemption by the Company of all of its $25,780,000 9.60% Debentures due September 30, 2029 (the "Debentures") which are held exclusively by the Trust. The Debentures are to be redeemed on the Redemption Date at a redemption price equal to the principal outstanding amount of the Debentures plus interest accrued on the Debentures up through Redemption Date.

About Heartland Financial USA:

Heartland is a $2.5 billion financial services company with eight banks in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with seven offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe and Sheboygan, Wisconsin and Minneapolis, Minnesota
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Melrose, Portales and Santa Fe, New Mexico
Arizona Bank & Trust, with two offices in Mesa and Chandler, Arizona
Rocky Mountain Bank, with eight offices in Bigfork, Billings, Bozeman, Broadus, Plains, Plentywood, Stevensville and Whitehall, Montana

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison, Wisconsin and Chicago, Illinois
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
HTLF Capital Corp., an investment banking firm in Denver, Colorado

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Heartland Financial USA, Inc. (the "Company") and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.